UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2011

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Co-Registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Supplemental Indenture

On July 11, 2011, Warner Music Group Corp. (“Warner”) announced that WMG Holdings Corp., its wholly-owned subsidiary (“WMG Holdings”), and WMG Acquisition Corp., WMG Holdings’ wholly-owned subsidiary (“WMG Acquisition,” and together with WMG Holdings, the “Companies” and each a “Company”), have received the requisite consents in connection with their previously announced tender offers and related consent solicitations in respect of (i) WMG Acquisition’s outstanding 7 3/8% Dollar-denominated Senior Subordinated Notes due 2014 and 8 1/8% Sterling-denominated Senior Subordinated Notes due 2014 (the “WMG Acquisition Notes”), and (ii) WMG Holdings’ outstanding 9.5% Senior Discount notes due 2014 (the “WMG Holdings Notes,” and together with the WMG Acquisition Notes, the “Notes”). The Companies each entered into a supplemental indenture to each of the indentures governing the WMG Holdings Notes and WMG Acquisition Notes after the requisite consents with respect to the applicable tender offers and consent solicitations were received, and as a result, withdrawal rights have terminated with respect to the tender offers and consent solicitations. WMG Acquisition and the subsidiaries of WMG Acquisition that are guarantors of the WMG Acquisition Notes entered into a Supplemental Indenture, dated as of July 8, 2011, with Wells Fargo Bank, National Association, as Trustee (the “Trustee”), which supplements the Indenture, dated as of April 8, 2004, as amended, among WMG Acquisition, the Subsidiary Guarantors and the Trustee (the “WMG Acquisition Supplemental Indenture”). WMG Holdings and Warner, as guarantor, entered into a Supplemental Indenture, dated as of July 11, 2011, with the Trustee, which supplements the Indenture, dated as of December 23, 2004, among WMG Holdings, Warner as guarantor, and the Trustee (the “WMG Holdings Supplemental Indenture,” and together with the WMG Acquisition Supplemental Indenture, the “Supplemental Indentures”). The Supplemental Indentures implement the proposed amendments to the applicable Indenture as described in the Offer to Purchase and Consent Solicitation Statement, dated June 27, 2011 (the “Offer to Purchase”), in which the Companies sought consents (the “Consents”) to proposed amendments to their respective Indentures which govern the applicable series of Notes. The proposed amendments amend the Indentures in connection with the Agreement and Plan of Merger, dated as of May 6, 2011 (the “Merger Agreement”), by and among Airplanes Music LLC, an affiliate of Access Industries, Inc. (“Access Industries”), Airplanes Merger Sub, Inc., a wholly owned subsidiary of Airplanes Music LLC, and Warner pursuant to which Airplanes Merger Sub, Inc. will be merged with and into Warner upon the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”). The terms of each Supplemental Indenture will become operative only upon the applicable Initial Acceptance Date for such tender offer (as defined in the Offer to Purchase), which will occur promptly following the satisfaction or waiver of the conditions to such tender offer, including the consummation of the Merger.

This description of the Supplemental Indentures and related matters is not complete and is qualified in its entirety by the actual terms of the Supplemental Indentures, copies of which are incorporated herein by reference and attached hereto as Exhibit 4.1 and 4.2.

Item 8.01 Other Events.

On July 11, 2011, Warner issued a press release announcing the results of its previously announced Tender Offers and Consent Solicitations for the Notes. As of 5:00 p.m., New York City time, on July 11, 2011, the Companies have received the Requisite Consents to the applicable Proposed Amendments (as set forth in the Offer to Purchase) from the holders of the outstanding Notes. Upon the terms and conditions described in the Offer to Purchase and the related Consent and Letter of Transmittal, payment for Notes accepted for purchase will be made (1) with respect to Notes validly tendered and not validly withdrawn at or prior to the applicable Consent Time, promptly after acceptance of such Notes for purchase, which will occur promptly following the satisfaction or waiver of the conditions to the applicable tender offer, including the closing of the Merger, and (2) with respect to Notes validly tendered after the Consent Time but at or before the applicable Expiration Time, promptly after acceptance of such Notes for purchase, which will occur promptly following such Expiration Time.

A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1 Supplemental Indenture, dated as of July 8, 2011, by and among WMG Acquisition Corp., the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as Trustee.

4.2 Supplemental Indenture, dated as of July 11, 2011, by and among WMG Holdings Corp., Warner Music Group Corp., as guarantor, and Wells Fargo Bank, National Association, as trustee.

99.1 Press release, dated July 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ Paul Robinson
Paul Robinson
EVP and General Counsel

Date: July 11, 2011

WMG ACQUISITION CORP.

BY:	/s/ Paul Robinson
Paul Robinson
EVP and General Counsel

Date: July 11, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Supplemental Indenture, dated as of July 8, 2011, by and among WMG Acquisition Corp., the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as Trustee.

4.2	Supplemental Indenture, dated as of July 11, 2011, by and among WMG Holdings Corp., Warner Music Group Corp., as guarantor, and Wells Fargo Bank, National Association, as trustee.

99.1	Press Release, dated July 11, 2011.